Exhibit 99.1

4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
NYSE symbol: PEB
www.pebblebrookhotels.com

PEBBLEBROOK HOTEL TRUST
REPORTS FIRST QUARTER 2020 RESULTS

Q1 FINANCIAL HIGHLIGHTS
▪    Net income: $42.1 million
▪    Same-Property Total Revenues: $255.8 million, (23.1%) YOY
▪    Same-Property EBITDA[1]: $40.6 million, (55.2%) YOY
▪    Adj. EBITDAre[1]: $35.9 million, (60.3%) YOY
▪    Adj. FFO[1] per diluted share: $0.13, (71.7%) YOY

HIGHLIGHTS OF COVID-19 COST MITIGATION PLAN
▪    Temporarily suspended operations at 46 of 54 hotels and resorts in response to both state and local government requirements and recommendations
▪    Decreased 2020 capital investments by $50 million, including deferring certain projects to 2021 and beyond
▪    Reduced 2020 corporate G&A expenses by $8.5 million, including reductions in compensation for executive management, all employees and all trustees
▪    Reduced regular common dividend per share to one penny, conserving approximately $50 million of cash per calendar quarter
▪    Cash burn, based on the current state of operations, including all hotel operating costs, corporate G&A, interest and preferred dividend payments estimated to average approximately $25 to $30 million per month, excluding capital investment projects

BALANCE SHEET & LIQUIDITY
▪    As of March 31, 2020, cash on hand of $746.8 million
▪    Net Debt to Trailing 12-Month Corporate EBITDA[1] at the end of Q1 2020: 4.9x
▪    Fixed Charge Coverage Ratio at the end of Q1 2020: 2.5x
▪    Net debt to depreciated book value at the end of Q1 2020: 34.3%
▪    Actively discussing and expecting to reach an agreement shortly on a waiver of financial maintenance covenants with the bank and private placement groups constituting all the Company's various unsecured debt agreements
▪    The Company has no secured debt obligations and no debt maturities until November 2021

2020 OUTLOOK	▪ Given the uncertainties related to the pandemic and its impact on travel, the Company is unable to provide a 2020 Outlook at this time

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures.

“

The COVID-19 crisis and developments surrounding the global pandemic have caused a dramatic change in the global economy and our daily lives. Our thoughts of thanks, good health and safety remain with the communities and individuals impacted by COVID-19, and also with the first responders and healthcare workers who are making tremendous sacrifices to help save lives and end this crisis. As a response to the pandemic, we have had to make the incredibly difficult decision to scale back our operations to an unprecedented and unimaginable level through temporary hotel and resort suspensions and extensive associate furloughs throughout our portfolio. While we are eager to begin reopening our hotels and welcome back our hotel associates, we cannot predict either the duration of the shutdown or the limitations that federal, state, and local governments may impose on the operations of hotels. As the economy slowly starts to reopen again, we expect substantially weakened hotel demand for the remainder of 2020 due to the likelihood of ongoing travel and meeting restrictions, anxiety on the part of travelers, restrictions on travel instituted by businesses of all kinds and general economic weakness and uncertainty. Of course, the pace of recovery could escalate if there are significant advances in effective health care solutions. Similar to prior crises, we expect there will ultimately be opportunities created, and we are already beginning initial discussions and preparations to position ourselves to aggressively pursue the opportunities we expect to arise in the future."

- Jon E. Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
	2020	2019

	($ in millions except per share and RevPAR data)
Net income	$42.1	$5.7

Same-Property RevPAR(1)	$141.71	$190.26
Same-Property RevPAR growth rate	(25.5%)

Same-Property Total RevPAR(1)	$213.58	$280.88
Same-Property Total RevPAR growth rate	(24.0%)

Same-Property Total Revenues(1)	$255.8	$332.7
Same-Property Total Revenues growth rate	(23.1%)

Same-Property Total Expenses(1)	$215.2	$242.0
Same-Property Total Expense growth rate	(11.1%)

Same-Property EBITDA(1)	$40.6	$90.7
Same-Property EBITDA growth rate	(55.2%)
Same-Property EBITDA Margin(1)	15.9%	27.3%

Adjusted EBITDAre(1)	$35.9	$90.5
Adjusted EBITDAre growth rate	(60.3%)

Adjusted FFO(1)	$17.2	$60.7
Adjusted FFO per diluted share(1)	$0.13	$0.46
Adjusted FFO per diluted share growth rate	(71.7%)

(1) See tables later in this press release for a description of same-property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre"), Adjusted EBITDAre, Funds from Operations ("FFO"), FFO per share, Adjusted FFO and Adjusted FFO per share.

For the details as to which hotels are included in Same-Property Room Revenue Per Available Room ("RevPAR"), Same-Property Total Revenue Per Available Room ("Total RevPAR"), Average Daily Rate ("ADR"), Occupancy, Revenues, Expenses, EBITDA and EBITDA Margins appearing in the table above and elsewhere in this press release, refer to the Same-Property Statistical Data table footnotes later in this press release.

"In March 2020, the hospitality industry suffered the greatest year-over-year loss of demand, occupancy and RevPAR on record as a result of the COVID-19 pandemic," said Mr. Bortz. "We commend our asset management team and our hotel operators who worked together around the clock to swiftly implement dramatic cost-saving measures and previously unimaginable operational changes, including suspending operations at the majority of our properties. The managers of our hotels reacted quickly and conserved significant cash on our behalf. As we prepare our plans to resume operations at our hotels, we are planning for a prolonged and gradual demand recovery over the remainder of 2020."

COVID-19 Action Plan

In response to the unprecedented health crisis that arose from the spread of COVID-19, the Company implemented comprehensive cost-reduction initiatives at both the property and corporate levels, including:

▪	Temporarily suspended operations at 46 of the Company's 54 hotels and resorts and dramatically reduced staffing and expenses at the 8 properties that remain operational;

▪
Reduced go-forward monthly hotel operating expenses by more than 75% compared to last year across the portfolio through a variety of cost containment measures including reduced staffing levels, combining positions and other cost savings initiatives and best practices;

▪
Scaled back 2020 capital investments by $50 million, prioritizing fire and life-safety and other necessary building capital repairs to preserve the value of the hotels, while also completing major redevelopment projects which had been substantially started last year or early this year, to take advantage of lower displacement and shortened timelines to completion and position these properties for future competitive share gains;

▪	Essentially eliminated the Company's regular quarterly common dividend by reducing it to one penny per share, per quarter, conserving approximately $50 million of cash per calendar quarter; and

▪
Reduced 2020 Corporate G&A Expenses by approximately $8.5 million, including voluntary elections made by the Executive Officers and Board of Trustees and forfeiture of certain restricted stock awards and cash payment of eligible cash bonuses by all of the Company’s officers to substantially reduce 2020 compensation.

Estimated Monthly Cash Use Forecast

Based on the assumption that operations at 46 of the Company's 54 hotels and resorts remain temporarily suspended, the Company estimates the average monthly cash use across its portfolio to be approximately $25 to $30 million (excluding capital investments) based on the following assumptions:

▪	Average hotel-level monthly cash use of approximately $15 to $18 million;

▪	Corporate-level monthly G&A cash use of $2 million; and

▪	Corporate finance-related monthly cash use of $8 to $10 million, which includes interest payments on the Company’s outstanding debt as well as both common and preferred dividend payments.

If the current operating environment extends deeper into the second half of the year, the Company will consider additional cost reductions to further reduce its monthly cash use.

Capital Investments and Strategic Property Redevelopments

In response to COVID-19, the Company has postponed all major non-essential capital investments other than those necessary to complete its 2020 major projects that were already under construction when the pandemic began. This allows the Company to preserve approximately $50.0 million in capital for the year. As a result, the Company anticipates total capital investments of approximately $125.0 to $135.0 million during 2020. The Company will re-evaluate all deferred 2020 and 2021 capital projects later in the year as clarity improves.

In the first quarter of 2020, the Company completed $50.1 million of capital investments throughout its portfolio.

In 2020, the Company intends to complete the major renovation and repositioning projects at the hotels it had already begun either last year or in this year's first quarter. This will allow these hotels, along with the vast majority of its portfolio, which has been renovated or redeveloped in the last five years, to outperform in the upcoming hotel industry recovery. This year’s major projects include:

▪
Donovan Hotel (estimated at $25.0 million, or approximately $130 thousand per key), which encompasses an exhaustive redevelopment and repositioning, expected to be completed near the end of the second quarter of 2020, which when reopened, will be relaunched as Hotel Zena Washington DC, the seventh member of "The Unofficial Z Collection," the Company's proprietary brand of individually curated, unique urban lifestyle hotels;

▪	Embassy Suites San Diego Bay Downtown (estimated at $18.0 million), which is receiving a comprehensive guest suite renovation, expected to be completed in the second quarter of 2020;

▪	Westin San Diego Gaslamp Quarter (estimated at $16.0 million), which consists of a guestroom, lobby, restaurant, and bar renovation, expected to be completed in the second quarter of 2020;

▪
Le Parc Suite Hotel (estimated at $12.5 million), which consists of a comprehensive hotel renovation, including the guestrooms, lobby, public areas and exterior, which commenced in the first quarter of 2020, expected to be completed by the end of the second quarter of 2020;

▪
San Diego Mission Bay Resort, Final Phase (estimated at $11.0 million), which is undergoing a reconfiguration and complete renovation of the public areas including the porte-cochere, lobby, entry, pool, restaurants, bars, and retail shop, creation of additional event venues and upgrade of guestrooms and suites, expected to be completed near the end of the second quarter of 2020;

▪
Villa Florence San Francisco on Union Square (estimated at $11.0 million), which is expected to undergo a complete transformation, including the guestrooms, corridors, entry and lobby, planned to begin in the third quarter of 2020, expected to be completed by the end of the year, at which time it will be repositioned as The Lydon Hotel (design and FF&E purchases are substantially complete, but a decision on whether to move forward with construction for this project will be made later this year);

▪
Viceroy Santa Monica Hotel (estimated at $10.5 million), which is undergoing an exhaustive public area transformation, including the porte-cochere, lobby, pool, restaurant, bar and meeting space renovation, featuring both interior and exterior enhancements, along with the addition of seven keys, expected to be completed near the end of the second quarter of 2020;

▪
Chaminade Resort & Spa (estimated at $9.5 million), which is repositioning the property through a redevelopment of the property's public spaces, restaurant, lobby, porte-cochere/entry, exterior patio, landscaping, and all meeting space and venues, including the creation of an additional ballroom and numerous venues, expected to be completed in the second quarter of 2020; and

▪
Mason & Rook Hotel (estimated at $8.0 million), which is undergoing a complete renovation and upgrading of the entry, lobby, guestrooms, restaurant and bar areas, rooftop pool, and its meeting spaces, expected to be completed near the end of the second quarter of 2020, and upon its reopening, will be rebranded as the Viceroy Washington DC.

The Company has decided to defer certain major capital projects that were scheduled to begin late this year or in 2021 to preserve capital given the current crisis and economic environment. These projects total over $100.0 million and include the redevelopments of Paradise Point Resort & Spa (estimated at $37.0 million), Solamar Hotel (estimated at $20.0 million), Hilton San Diego Gaslamp Quarter (estimated at $17.0 million), Viceroy Santa Monica Hotel guestrooms (estimated at $12.0 million), and Southernmost Beach Resort (estimated at $20.0 million). In many cases, design and the process of obtaining public approvals will continue so that the Company will be in a position to begin these projects on short notice when financially appropriate.

Balance Sheet and Liquidity

As of March 31, 2020, the Company had $746.8 million of consolidated cash, cash equivalents and restricted cash in addition to $2.7 billion in consolidated unsecured debt at an effective weighted-average interest rate of 3.2 percent. Approximately $1.7 billion, or 64 percent of the Company's total outstanding debt, was at a weighted-average fixed interest rate of 3.6 percent, and approximately $1.0 billion, or 36 percent, was at a weighted-average floating interest rate of 2.6 percent. Of the Company's outstanding debt, $2.0 billion was in the form of unsecured term loans and $643.2 million was outstanding on its $650.0 million senior unsecured revolving credit facility. The Company has no debt maturities until November 2021, and all of its debt is unsecured.

As of March 31, 2020, the Company's fixed charge coverage ratio was 2.5 times, its total net debt to trailing 12-month corporate EBITDA was 4.9 times, and its total net debt to depreciated book value was 34.3 percent. The Company is currently in discussions with its corporate bank and private placement groups to finalize a covenant waiver agreement that would otherwise be required over the intermediate period and is confident an agreement will be finalized.

“Despite an estimated average monthly cash burn of $25 to $30 million, or roughly $1 million a day, Pebblebrook remains in good condition to get through this crisis as we had $746.8 million of cash on hand as of the end of March, no secured debt, and no near-term debt maturities,” noted Raymond D. Martz, Chief Financial Officer of Pebblebrook Hotel Trust. “We don’t have a debt issue. We have a revenue and EBITDA issue due to the pandemic. We expect to finalize an agreement with our lending group to provide necessary covenant relief during the second quarter.”

Finally, on March 16, 2020, due to the uncertainty of COVID-19’s effect on the travel industry and hotel demand, the Company reduced its regular quarterly common dividend for the first quarter to $0.01 per share on its common shares (conserving $50.0 million of cash per calendar quarter), but continued to declare a regular quarterly cash dividend for all of its preferred shares of beneficial interest, as follows:

▪	$0.40625 per 6.50% Series C Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series D Cumulative Redeemable Preferred Share;

▪	$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share; and

▪	$0.39375 per 6.30% Series F Cumulative Redeemable Preferred Share.

Update on Strategic Disposition Plan

During the first quarter, the Company completed the sale of the InterContinental Buckhead Atlanta and Sofitel Washington DC Lafayette Square for $331.0 million on March 6, 2020.

Since the Company commenced its strategic disposition plan on November 30, 2018, 15 hotels have been successfully sold, generating approximately $1.66 billion of gross sales proceeds. The sales to date reflect a very favorable 15.3x EBITDA multiple and a 5.6 percent net operating income capitalization rate (after an assumed annual capital reserve of 4.0 percent of total hotel revenues) based on the operating performance for 2018 of the properties sold.

The Company does not expect any further sales to be completed this year, considering the COVID-19 pandemic, the significant disruption to operations and the current freeze on capital and transaction markets.

2020 Outlook

On March 9, 2020, the Company announced that it had withdrawn its 2020 Outlook previously provided on February 20, 2020 due to the large number of group cancellations, travel policy restrictions, government travel advisories, and state of emergency declarations related to concerns about COVID-19. The Company continues to be unable to provide an outlook and intends to issue new guidance when it has more clarity on government restrictions, advances in health solutions, the economy, travel demand and more predictable overall operating fundamentals and trends.

"As we move forward together with our 19 different operators in this uncertain time, we are re-evaluating all aspects of our operating business and developing all-new best practices. As our hotels resume operations, we expect the services and amenities offered will be significantly different than before the pandemic. In addition, we are already working with our operators and the AHLA on new enhanced cleaning standards and protocols that will be implemented to provide a safe and comfortable environment for both our hotel associates and our guests," continued Mr. Bortz. "We expect the resumption of operations at all of our temporarily suspended hotels as well as the recovery at our existing operational hotels will be a phased process with hotel operations slowly resuming normal activity over an extended period. Pending the reduction of government restrictions, we expect that we will likely reopen our drive-to resorts first, followed by our smaller independent lifestyle hotels, which have lower operating expenses and staffing requirements. Our larger group-oriented major branded hotels, which are primarily unionized, will likely reopen last, given their higher cost basis and weakened group demand that we believe will likely persist for most of 2020.”

First Quarter 2020 Earnings Call

The Company will conduct its quarterly analyst and investor conference call on Friday, May 8, 2020 at 9:00 AM ET. To participate in the conference call, please dial (855) 327-6837 approximately ten minutes before the call begins. Additionally, a live webcast of the conference call will be available through the Company's website. To access the webcast, log on to www.pebblebrookhotels.com ten minutes before the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of www.pebblebrookhotels.com.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust ("REIT") and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 54 hotels, totaling approximately 13,400 guestrooms across 15 urban and resort markets, with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: projections and forecasts the Company’s cash burn rate; descriptions of the Company’s plans or objectives for future capital investment projects, operations, acquisitions, dispositions or services; forecasts of the Company’s future economic performance and its share of future markets; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Current Report on Form 8-K filed with the SEC on March 24, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company's business and financial results, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of May 7, 2020. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###

Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS

Assets:
Investment in hotel properties, net	$6,106,943	$6,332,587
Cash and cash equivalents	727,372	30,098
Restricted cash	19,396	26,777
Hotel receivables (net of allowance for doubtful accounts of $824 and $738, respectively)	24,707	49,619
Prepaid expenses and other assets	59,525	59,474
Total assets	$6,937,943	$6,498,555

LIABILITIES AND EQUITY

Liabilities:
Unsecured revolving credit facilities	$643,168	$165,000
Term loans, net of unamortized deferred financing costs	1,965,503	1,964,657
Senior unsecured notes, net of unamortized deferred financing costs	99,587	99,563
Accounts payable and accrued expenses	546,196	516,437
Deferred revenues	40,733	57,704
Accrued interest	5,686	4,694
Distribution payable	9,304	58,564
Total liabilities	3,310,177	2,866,619
Commitments and contingencies

Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $510,000 at March 31, 2020 and December 31, 2019), 100,000,000 shares authorized; 20,400,000 shares issued and outstanding at March 31, 2020 and December 31, 2019	204	204
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 130,563,226 issued and outstanding at March 31, 2020 and 130,484,956 issued and outstanding at December 31, 2019	1,306	1,305
Additional paid-in capital	4,075,727	4,069,410
Accumulated other comprehensive income (loss)	(78,980)	(24,715)
Distributions in excess of retained earnings	(391,950)	(424,996)
Total shareholders' equity	3,606,307	3,621,208
Non-controlling interests	21,459	10,728
Total equity	3,627,766	3,631,936
Total liabilities and equity	$6,937,943	$6,498,555

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2020	2019

Revenues:
Room	$177,141	$248,986
Food and beverage	67,092	86,750
Other operating	24,874	31,433
Total revenues	$269,107	$367,169

Expenses:
Hotel operating expenses:
Room	$54,125	$67,375
Food and beverage	51,859	63,357
Other direct and indirect	95,470	106,075
Total hotel operating expenses	201,454	236,807
Depreciation and amortization	55,828	54,302
Real estate taxes, personal property taxes, property insurance, and ground rent	29,766	31,437
General and administrative	22,613	11,126
Impairment loss	20,570	—
(Gain) loss on sale of hotel properties	(117,448)	—
(Gain) loss and other operating expenses	1,433	3,560
Total operating expenses	214,216	337,232
Operating income (loss)	54,891	29,937
Interest expense	(23,591)	(29,328)
Other	24	9
Income (loss) before income taxes	31,324	618
Income tax (expense) benefit	10,744	5,037
Net income (loss)	42,068	5,655
Net income (loss) attributable to non-controlling interests	119	20
Net income (loss) attributable to the Company	41,949	5,635
Distributions to preferred shareholders	(8,139)	(8,139)
Net income (loss) attributable to common shareholders	$33,810	$(2,504)

Net income (loss) per share available to common shareholders, basic	$0.26	$(0.02)
Net income (loss) per share available to common shareholders, diluted	$0.26	$(0.02)

Weighted-average number of common shares, basic	130,555,846	130,431,074
Weighted-average number of common shares, diluted	130,678,908	130,431,074

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2020	2019

Net income (loss)	$42,068	$5,655
Adjustments:
Depreciation and amortization	55,717	54,243
(Gain) loss on sale of hotel properties	(117,448)	—
Impairment loss	20,570	—
FFO	$907	$59,898
Distribution to preferred shareholders	(8,139)	(8,139)
FFO available to common share and unit holders	$(7,232)	$51,759
Transaction costs	36	2,497
Non-cash ground rent	959	972
Management/franchise contract transition costs	311	3,172
Interest expense adjustment for acquired liabilities	241	271
Capital lease adjustment	799	691
Non-cash amortization of acquired intangibles	(300)	(437)
Gain on insurance settlement	—	(220)
Business interruption proceeds	—	220
Non-cash interest expense	1,364	1,778
One-time operation suspension expenses	5,049	—
Non-cash canceled share-based compensation	16,001	—
Adjusted FFO available to common share and unit holders	$17,228	$60,703

FFO per common share - basic	$(0.06)	$0.40
FFO per common share - diluted	$(0.06)	$0.40
Adjusted FFO per common share - basic	$0.13	$0.46
Adjusted FFO per common share - diluted	$0.13	$0.46

Weighted-average number of basic common shares and units	130,925,802	130,801,030
Weighted-average number of fully diluted common shares and units	131,048,864	130,980,506

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

The Company also evaluates its performance by reviewing Adjusted FFO because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO for the following items, which may occur in any period, and refers to this measure as Adjusted FFO:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Capital lease adjustment: The Company excludes the effect of non-cash interest expense from capital leases because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO does not reflect the underlying financial performance of the Company.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- Non-cash interest expense, one-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of FFO in accordance with the Nareit White Paper, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2020	2019

Net income (loss)	$42,068	$5,655
Adjustments:
Interest expense	23,591	29,328
Income tax expense (benefit)	(10,744)	(5,037)
Depreciation and amortization	55,828	54,302
EBITDA	$110,743	$84,248
(Gain) loss on sale of hotel properties	(117,448)	—
Impairment loss	20,570	—
EBITDAre	$13,865	$84,248
Transaction costs	36	2,497
Non-cash ground rent	959	972
Management/franchise contract transition costs	311	3,172
Non-cash amortization of acquired intangibles	(300)	(437)
Gain on insurance settlement	—	(220)
Business interruption proceeds	—	220
One-time operation suspension expenses	5,049	—
Non-cash canceled share-based compensation	16,001	—
Adjusted EBITDAre	$35,921	$90,452

This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted EBITDAre because it believes that adjusting EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement: The Company excludes the gain on insurance settlement because the Company believes that including this adjustment in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Business interruption proceeds: The Company includes business interruption proceeds because the Company believes that including these proceeds reflects the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses and non-cash canceled share-based compensation: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Strategic Disposition Program Summary
(Unaudited)

	Date of disposition	Sales price ($ in millions)	EBITDA multiple		Net operating capitalization rate	Sales price per key ($ in thousands)

Hotel dispositions:
Park Central San Francisco and Park Central New York / WestHouse New York	11/30/2018	$715.0	16.5	x	5.1%	$443
Gild Hall, New York	11/30/2018	38.8	15.8	x	5.3%	298
Embassy Suites Philadelphia Center City	11/30/2018	67.0	11.0	x	8.1%	233
The Grand Hotel Minneapolis	12/4/2018	30.0	8.5	x	10.4%	214
The Liaison Capitol Hill	2/14/2019	111.0	16.9	x	4.9%	324
Hotel Palomar Washington, DC	2/22/2019	141.5	14.9	x	5.9%	422
Onyx Hotel	5/29/2019	58.3	15.3	x	5.9%	521
Hotel Amarano Burbank	7/16/2019	72.9	15.8	x	5.7%	552
Rouge Hotel	9/12/2019	42.0	17.4	x	5.0%	307
Hotel Madera	9/26/2019	23.3	14.3	x	5.7%	284
Topaz Hotel	11/22/2019	33.1	19.5	x	4.4%	334
InterContinental Buckhead Atlanta / Sofitel Washington DC Lafayette Square	3/6/2020	331.0	14.2	x	6.1%	502

Total / Average		$1,664	15.3	x	5.64%	$409

The EBITDA multiple and net operating capitalization rate are based on the applicable hotel's estimated trailing twelve-month operating performance for 2018. The net operating income capitalization rate is based on an assumed annual capital reserve of 4.0% of total hotel revenues. The EBITDA Multiple and net operating capitalization rate for Hotel Amarano Burbank reflect an estimated adjustment for the annualized impact of real estate taxes for California's Proposition 13 because the Company believes the adjusted hotel results for this period provide investors and analysts with an understanding of the hotel-level operating performance.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended March 31,
	2020	2019

Same-Property Occupancy	56.7%	75.5%
Increase/(Decrease)	(24.9%)
Same-Property ADR	$249.94	$252.01
Increase/(Decrease)	(0.8%)
Same-Property RevPAR	$141.71	$190.26
Increase/(Decrease)	(25.5%)

Same-Property Total RevPAR	$213.58	$280.88
Increase/(Decrease)	(24.0%)

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2020, except for Donovan Hotel for Q1 in both 2020 and 2019 because it was closed during the first quarter of 2020 for renovation. While many of the Company's hotels were temporarily suspended throughout the month of March 2020, the information from all hotels owned as of March 31, 2020, excluding Donovan Hotel, is included in the above schedule. This schedule of hotel results for the three months ended March 31 excludes InterContinental Buckhead Atlanta and Sofitel Washington DC Lafayette Square for Q1 in both 2020 and 2019 due to their sale in the first quarter of 2020.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

Three months ended March 31,
2020
Same-Property RevPAR variance to prior-year period:
Southern Florida	(9.2%)
Chicago	(13.4%)
Portland	(20.7%)
Other	(22.0%)
Los Angeles	(22.4%)
Boston	(25.6%)
San Diego	(30.4%)
San Francisco	(30.9%)
Washington DC	(37.7%)
Seattle	(37.8%)

East Coast	(20.0%)
West Coast	(28.5%)

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2020, except for Donovan Hotel for Q1 in both 2020 and 2019 because it was closed during the first quarter of 2020 for renovation. While many of the Company's hotels were temporarily suspended throughout the month of March 2020, the information from all hotels owned as of March 31, 2020, excluding Donovan Hotel, is included in the above schedule. This schedule of hotel results for the three months ended March 31 excludes InterContinental Buckhead Atlanta and Sofitel Washington DC Lafayette Square for Q1 in both 2020 and 2019 due to their sale in the first quarter of 2020.

"Other" includes Nashville, TN; New York City, NY; Philadelphia, PA; and Santa Cruz, CA.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended March 31,
	2020	2019

Same-Property Revenues:
Room	$169,724	$225,355
Food and beverage	61,709	78,272
Other	24,359	29,067
Total hotel revenues	255,792	332,694

Same-Property Expenses:
Room	$51,871	$60,530
Food and beverage	48,633	57,242
Other direct	4,780	5,500
General and administrative	25,000	27,580
Information and telecommunication systems	5,457	5,370
Sales and marketing	24,105	26,195
Management fees	6,944	9,158
Property operations and maintenance	11,483	11,625
Energy and utilities	7,499	8,364
Property taxes	19,503	18,902
Other fixed expenses	9,890	11,569
Total hotel expenses	215,165	242,035

Same-Property EBITDA	$40,627	$90,659

Same-Property EBITDA Margin	15.9%	27.3%

Notes:
This schedule of hotel results for the three months ended March 31 includes information from all of the hotels the Company owned as of March 31, 2020, except for Donovan Hotel for Q1 in both 2020 and 2019 because it was closed during the first quarter of 2020 for renovation. While many of the Company's hotels were temporarily suspended throughout the month of March 2020, the information from all hotels owned as of March 31, 2020, excluding Donovan Hotel, is included in the above schedule. This schedule of hotel results for the three months ended March 31 excludes InterContinental Buckhead Atlanta and Sofitel Washington DC Lafayette Square for Q1 in both 2020 and 2019 due to their sale in the first quarter of 2020.

Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	75%	87%	87%	79%	82%
ADR	$251	$268	$263	$247	$258
RevPAR	$189	$233	$230	$195	$212

Hotel Revenues	$335.2	$410.5	$402.6	$359.4	$1,507.7
Hotel EBITDA	$91.3	$149.0	$138.6	$103.9	$482.8
Hotel EBITDA Margin	27.2%	36.3%	34.4%	28.9%	32.0%

	First Quarter
	2020

Occupancy	56%
ADR	$250
RevPAR	$140

Hotel Revenues	$255.8
Hotel EBITDA	$39.9
Hotel EBITDA Margin	15.6%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2020. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.